UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2011

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5

(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Molson Coors Brewing Company (the “Company”) was held on May 25, 2011, in Montreal, Quebec, Canada, at which the following matters were submitted to a vote of the stockholders:

(a)   votes regarding the election of the persons named below as Directors for a term expiring in 2012 were as follows:

CLASS A DIRECTORS:	For	Withheld	Broker Non-Votes
Francesco Bellini	5,106,695	336	11,495
Rosalind G. Brewer	5,104,615	410	11,495
Peter H. Coors	5,075,763	31,262	11,495
Christien Coors Ficeli	5,075,803	31,222	11,495
Brian D. Goldner	5,106,695	336	11,495
Franklin W. Hobbs	5,106,695	336	11,495
Andrew T. Molson	5,075,809	31,216	11,495
Geoffrey E. Molson	5,075,769	31,256	11,495
Iain J.G. Napier	5,106,695	336	11,495
H. Sanford Riley	5,106,695	336	11,495
Peter Swinburn	5,080,329	26,702	11,495

CLASS B DIRECTORS:	For	Withheld	Broker Non-Votes
John E. Cleghorn	134,865,926	4,510,224	0
Charles M. Herington	134,359,090	5,017,060	0
David P. O’Brien	134,405,367	4,970,783	0

(b)   votes regarding the ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 were as follows:

For	Against	Abstain
5,118,068	0	452

(c)   votes regarding approval, on an advisory basis, of compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
5,106,409	614	2	11,495

(d)   votes regarding approval, on an advisory basis, of the frequency of the advisory stockholder vote on compensation of the Company’s named executive officers were as follows:

1 Year	2 Years	3 Years	Abstain
32,576	138	5,074,105	206

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date: June 1, 2011	By:	/s/ Samuel D. Walker
Samuel D. Walker
Global Chief Legal Officer